As filed with the Securities and Exchange Commission on March 19, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
PAGERDUTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2793871
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Address of principal executive offices) (Zip code)

PagerDuty, Inc. 2019 Equity Incentive Plan
PagerDuty, Inc. 2019 Employee Stock Purchase Plan
_________________________
(Full title of the plan)
Jennifer G. Tejada
Chief Executive Officer
PagerDuty, Inc.
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________________
Copies to:

David J. Segre Jon C. Avina Calise Y. Cheng David R. Ambler Cooley LLP 3175 Hanover Street Palo Alto, California 94304	Stacey A. Giamalis PagerDuty, Inc. 600 Townsend St., Suite 200 San Francisco, California 94103 (844) 800-3889
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000005 per share
– Shares reserved for future grant under the 2019 Equity Incentive Plan	5,084,220(2)(3)	$13.49(4)(a)	$68,586,127.80	$8,902.48
– Shares reserved for future grant under the 2019 Employee Stock Purchase Plan	777,916(5)	$11.47(4)(b)	$8,922,696.52	$1,158.17
Total	5,862,136		$77,508,824.32	$10,060.65

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.000005 (the “Common Stock”), that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) or 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on February 1, 2020 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2019 Plan automatically increases in an amount equal to (i) 5% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding calendar month or (ii) a lesser number of shares as determined by the Registrant’s board of directors.

(3)
Includes 1,194,637 additional shares available for issuance in connection with the termination or cancellation of options or other equity awards granted under the Registrant’s 2010 Stock Plan (the “2010 Plan”).

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $13.49, which is the average of the high and low prices of Common Stock on March 16, 2020, as reported on the New York Stock Exchange and (b) $11.47, which is the average of the high and low prices of Common Stock on March 16, 2020, as reported on the New York Stock Exchange, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP.

(5)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 ESPP on February 1, 2020 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2019 ESPP automatically increases in an amount equal to the lesser of (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the calendar month before the date of the automatic increase, and (ii) 1,850,000 shares of common stock, or (iii) a lower number determined by the Registrant’s board of directors.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by PagerDuty, Inc. (the “Registrant”) to register 5,084,220 additional shares of Common Stock, par value $0.000005 per share, reserved for issuance under the 2019 Plan and 777,916 additional shares of Common Stock, par value $0.000005 per share, reserved for issuance under the 2019 ESPP.
PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 19, 2020 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on April 2, 2019 (File No. 001-38856) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission the Commission on April 15, 2019 (File No. 333-230889) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

1.

ITEM 8	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of PagerDuty, Inc.	8-K	001-38856	3.1	April 15, 2019
3.2	Amended and Restated Bylaws of PagerDuty, Inc.	8-K	001-38856	3.2	April 15, 2019
5.1*	Opinion of Cooley LLP
10.1	PagerDuty, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-230323	10.2	March 21, 2019
10.3	PagerDuty, Inc. 2019 Employee Stock Purchase Plan.	S-1	333-230323	10.3	March 21, 2019
23.1*	Consent of independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (reference is made to the signature page hereto)
______________

*	Filed herewith

2.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 19, 2020.

PAGERDUTY, INC.

By:	/s/ Jennifer G. Tejada
Jennifer G. Tejada
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer G. Tejada, Owen Howard Wilson, and Stacey A. Giamalis, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

3.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer G. Tejada	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2020
Jennifer G. Tejada

/s/ Owen Howard Wilson	Chief Financial Officer (Principal Financial Officer)	March 19, 2020
Owen Howard Wilson

/s/ Karen Walker	Senior Vice President, Finance (Principal Accounting Officer)	March 19, 2020
Karen Walker

/s/ Sameer Dholakia	Director	March 19, 2020
Sameer Dholakia

/s/ Elena Gomez	Director	March 19, 2020
Elena Gomez

/s/ Ethan Kurzweil	Director	March 19, 2020
Ethan Kurzweil

/s/ Rathi Murthy	Director	March 19, 2020
Rathi Murthy

/s/ Zachary Nelson	Director	March 19, 2020
Zachary Nelson

/s/ John O’Farrell	Director	March 19, 2020
John O’Farrell

/s/ Alex Solomon	Director	March 19, 2020
Alex Solomon

4.